UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a–6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a–12

AXOGEN, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a–6(i)(1) and 0–11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0–11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0–11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

13859 Progress Blvd.

Suite 100

Alachua, FL 32615

Dear Shareholder:

You are cordially invited to attend our 2013 Annual Meeting of Shareholders of AxoGen, Inc. (the “Meeting”) which will be held at the Hyatt Regency Orlando International Airport, 9300 Jeff Fuqua Blvd., Orlando, Florida, USA, 32827 in the Mirabel room beginning at 1:00 p.m. Eastern Time on Thursday, August 1, 2013.

This booklet contains your official notice of our 2013 Annual Meeting of Shareholders and a Proxy Statement that includes information about the matters to be acted upon at the Meeting. In addition to voting on the matters described in this Proxy Statement, we will use the Meeting as an opportunity to review our operations.

I sincerely hope that you will be able to attend the Meeting. Whether or not you plan to attend, your vote is important and we urge you to complete and return the enclosed proxy in the accompanying envelope.

Sincerely,

Karen Zaderej
Chief Executive Officer and Director

June 25, 2013

2013 ANNUAL MEETING OF SHAREHOLDERS

13859 Progress Blvd.

Suite 100

Alachua, FL 32615

NOTICE OF 2013 ANNUAL MEETING OF SHAREHOLDERS

The 2013 Annual Meeting of Shareholders of AxoGen, Inc. (the “Meeting”) will be held on Thursday, August 1, 2013 at 1:00 p.m. Eastern Time, at the Hyatt Regency Orlando International Airport, 9300 Jeff Fuqua Blvd., Orlando, Florida, USA, 32827 in the Mirabel room for the following purposes:

1.	To elect eight members to our Board of Directors to hold office for the ensuing year and until their successors are elected and qualified;

2.	To ratify the selection of Lurie Besikof Lapidus & Company, LLP as our independent registered public accounting firm for the year ending December 31, 2013;

3.	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement;

4.	To recommend by a non-binding advisory vote the frequency of future non-binding advisory votes on the compensation of the Company’s named executive officers; and

5.	To consider and act upon any other matters that may properly come before the Meeting or any adjournment thereof.

Only holders of record of our common stock at the close of business on June 14, 2013 will be entitled to receive notice of and to vote at the Meeting.

You may vote your shares by telephone (1–800–690–6903) or internet (www.proxyvote.com) no later than 11:59 p.m. Eastern Time on Wednesday, July 31, 2013 (as directed on the enclosed proxy card) or vote by completing, signing and promptly returning the enclosed proxy card by mail. If you choose to submit your proxy by mail, we have enclosed an envelope for your use, which is prepaid if mailed in the United States. If you cannot attend the Meeting in person, you may attend the Meeting, submit questions and vote online until voting is closed at www.virtualshareholdermeeting.com/axogen. If you are attending the Meeting in person and your shares are registered in your name, you may also vote at the meeting until voting is closed.

Your vote is important. Whether or not you plan to attend the Meeting, we urge you to complete and return the enclosed proxy in the accompanying envelope, vote online, or vote by telephone.

By Order of the Board of Directors,

Karen Zaderej
Chief Executive Officer and Director

June 25, 2013

PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	3

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	4

CORPORATE GOVERNANCE	4
Director Independence	4
Attendance at Meetings	5
Board Leadership Structure	5
Risk Oversight by our Board of Directors	5
Board Committees	6
Director Nominations	7
Shareholder Communications with our Board of Directors	7

PROPOSAL 1 – ELECTION OF DIRECTORS	8
Recommendation of our Board of Directors; Vote Required for Approval	11

COMPENSATION OF DIRECTORS	11

CERTAIN RELATIONSHIPS AND ELATED TRANSACTIONS	12

EXECUTIVE COMPENSATION	12
Executive Officers	12
Summary Compensation Table	14
Outstanding Equity Awards at 2012 Fiscal Year–End	15

REPORT OF THE AUDIT COMMITTEE	19

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	20

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	22
Recommendation of our Board of Directors; Vote Required for Approval	22

PROPOSAL 3 - TO APPROVE, ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT	23

Recommendation of our Board of Directors; Vote Required for Approval	23

PROPOSAL 4 - TO RECOMMEND BY A NON-BINDING ADVISORY VOTE THE FREQUENCY OF FUTURE NON-BINDING ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	24

Recommendation of our Board of Directors; Vote Required for Approval	24

PROPOSALS FOR OUR 2014 ANNUAL MEETING	25

ANNUAL REPORT ON FORM 10–K	25

“HOUSEHOLDING” OF PROXY MATERIALS	25

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	25

OTHER MATTERS	26

i

AxoGen, Inc.

13859 Progress Blvd.

Suite 100

Alachua, FL 32615

PROXY STATEMENT

2013 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 1, 2013

The Board of Directors of AxoGen, Inc. is soliciting proxies for use at our 2013 Annual Meeting of Shareholders (the “Meeting”) to be held on Thursday, August 1, 2013 at 1:00 p.m. Eastern time at the Hyatt Regency Orlando International Airport, 9300 Jeff Fuqua Blvd., Orlando, Florida, USA, 32827 in the Mirabel room and at any adjournments thereof. This Proxy Statement and the enclosed proxy card are first being mailed to shareholders on or about June 25, 2013.

Our Board of Directors has set Friday, June 14, 2013 as the record date for the Meeting. Each shareholder of record at the close of business on Friday, June 14, 2013 will be entitled to vote at the Meeting. As of the record date, 11,139,939 shares of our common stock were issued and outstanding and, therefore, eligible to vote at the Meeting. Holders of our common stock are entitled to one vote per share. Therefore, a total of 11,139,939 votes are entitled to be cast at the Meeting. There is no cumulative voting in the election of directors.

Shareholders who sign and return a proxy may revoke it at any time before it is voted at the Meeting by giving written notice to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717, Re: AxoGen, Inc., by submitting a duly executed proxy with a later date or by attending the Meeting in person or by internet and withdrawing your proxy. If your shares are held in the name of a bank or brokerage firm, you must obtain a proxy, executed in your favor, from the bank or broker, to be able to vote at the Meeting.

Expenses in connection with this solicitation of proxies will be paid by us. Proxies are being solicited primarily by mail. In addition, our officers and directors, who will receive no extra compensation for their services, may solicit proxies by telephone or personally. We also will request that brokers or other nominees who hold shares of our common stock in their names for the benefit of others forward proxy materials to, and obtain voting instructions from, the beneficial owners of such stock at our expense.

Proxies that are completed, signed and returned to us prior to the Meeting will be voted as specified. If no direction is given, the proxy will be voted FOR the election of the nominees for director named in this Proxy Statement, FOR the ratification of the appointment of Lurie Besikof Lapidus & Company, LLP as our independent registered public accounting firm for the year ending December 31, 2013, FOR the advisory approval of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement, FOR “EVERY 3 YEARS” as the preferred frequency of non-binding advisory votes to approve the compensation of the Company’s named executive officers and in accordance with the judgment of the persons named in the proxy as to any other matters that properly come before the Meeting.

If a shareholder abstains from voting as to any matter (or indicates a “withhold vote for” as to directors), then the shares held by such shareholder shall be deemed present at our 2013 Annual Meeting of Shareholders for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Votes withheld from one or more director nominees will have no effect on the election of any director from whom votes are withheld. If a broker returns a “non–vote” proxy, indicating a lack of authority to vote on such matter, then the shares covered by such non–vote shall be deemed present at the Meeting for purposes of determining a quorum but shall not be deemed to be represented at the Meeting for purposes of calculating the vote with respect to such matters. A broker has discretionary authority to vote on the ratification of the appointment of Lurie Besikof Lapidus & Company, LLP as our independent registered public accounting firm even if the broker does not receive voting instructions from the shareholder. A broker does not have discretionary authority to vote on the other proposals without specific voting instruction from the shareholder. If you hold shares in a brokerage account and wish to vote those shares on these proposals, then you should instruct the broker how to vote the shares using the voting instructions provided.

Directors are elected by a plurality vote of the votes cast by the shareholders entitled to vote at the Meeting. A plurality vote means that the directors who receive the most votes in an election, though not necessarily a majority, will be elected.

To be approved, the ratification of the appointment of Lurie Besikof Lapidus & Company, LLP as our independent registered public accounting firm must receive “For” votes from the holders of a majority of the shares either present in person or represented by proxy at the Meeting and entitled to vote on such proposal. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

The non-binding advisory approval of the compensation of our named executive officers will be considered to be approved if it receives “FOR” votes from the holders of a majority of the shares either present in person or represented by proxy and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

For the non-binding advisory vote on the frequency of stockholder advisory votes on executive compensation, the frequency receiving the highest number of votes from the holders of shares either present in person or represented by proxy and entitled to vote will be considered the frequency preferred by the stockholders. Abstentions and broker non-votes will have no effect. Because this vote is non-binding, our Board of Directors may determine the frequency of future advisory votes on executive compensation in its discretion.

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on August 1, 2013:

This Proxy Statement, the accompanying Notice of Annual Meeting, proxy card and our Annual Report on Form 10–K, are available on our website at http://www.axogeninc.com/proxyStatement.html.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of June 14, 2013, by each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock, each of our directors, each of our executive officers named in the Summary Compensation Table in “Executive Compensation — Summary Compensation Table,” and all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Except as otherwise noted, each shareholder named in the table has sole voting and investment power for the shares shown as beneficially owned by them, and such shares are not subject to any pledge. Shares of common stock under options held by a person that are currently exercisable or exercisable within 60 days of June 14, 2013 are considered outstanding and to be beneficially owned by the person holding such option for purposes of computing such person’s percentage ownership, but are not considered outstanding for the purpose of computing the percentage ownership of any other person. Percentage of ownership is based on 11,139,939 shares of common stock outstanding on June 14, 2013.

Name of Beneficial Owner	Number of Shares Beneficially Owned (including shares reflected in the third column)	Number of Shares Underlying Options Currently Exercisable or Exercisable within 60 days of June 14, 2013	Percent of Shares Outstanding (%)
DeNovo Ventures II, LP(1)	1,426,392	—	12.8%
Utility Service Holding Company, Inc.(2)	972,127	—	8.7%
CHP II, L.P.(3)	886,556	—	8.0%
AMV Partners I, L.P.(4)	1,017,904	—	9.1%

Karen Zaderej	278,208	157,418	2.5%
Jamie M. Grooms(5)	473,032	121,615	4.2%
John P. Engels	154,189	63,491	1.4%
Mark Gold, M.D.(6)	277,697	25,000	2.5%
John Harper	184,371	36,943	1.7%
Joe Mandato(1)	25,000	25,000	*
Robert Rudelius	68,273	45,000	*
Greg Freitag	183,818	159,500	1.6%
John McLaughlin	—	—	*

All directors and executive officers as a group (12 persons) (5)(6)(7)	1,723,695	701,659	14.6%

*	Less than 1%.
(1)	Mr. Mandato is a Managing Partner of this venture capital fund. Mr. Mandato disclaims beneficial ownership of the shares owned by the fund. DeNovo Ventures II, LP (“DeNovo”) had shared dispositive power and shared voting power over 1,426,392 shares of common stock. This information is based solely on a review of a Schedule 13D/A filed by DeNovo with the Securities and Exchange Commission on September 7, 2012. DeNovo’s address is 14612 Big Basin Way, Suite B, Saratoga, CA 95070.
(2)

Utility Service Holding Company, Inc. (“USHC”) had shared dispositive power and shared voting power over 972,127 shares of common stock. This information is based solely on a review of a Schedule 13G filed by USHC with the Securities and Exchange Commission on May 21, 2013. USHC’s address is 1617 John F. Kennedy Blvd., 19th Floor, Philadelphia, PA 19103, Attn: Dominic Liberi, Esq.

(3)	CHP II, L.P. (“CHP”) had shared dispositive power and shared voting power over 886,556 shares of common stock. This information is based solely on a review of a Schedule 13D filed by CHP with the Securities and Exchange Commission on October 11, 2011. CHP’s address is 230 Nassau St., Princeton, NJ 08542, Attn: John Park.

(4)	AMV Partners I, L.P. (“AMV”) had sole dispositive power over 1,017,904 shares of common stock, except that (i) Accuitive Medical Ventures, LLC (“AMV LLC”), the general partner of AMV LP, may be deemed to have shared power to dispose of these shares and (ii) Thomas Weldon (“Weldon”), a managing member of AMV LLC, may be deemed to have shared power to dispose of these shares and Charles Larsen (“Larsen”), a managing member of AMV LLC, may be deemed to have shared power to dispose of these shares. AMV had sole voting power over 1,017,904 shares of common stock, except that (i) AMV LLC, the general partner of AMV LP, may be deemed to have sole power to vote these shares and (ii) Weldon, a managing member of AMV LLC, may be deemed to have shared power to vote these shares and Larsen, a managing member of AMV LLC, may be deemed to have shared power to vote these shares. This information is based solely on a review of a Schedule 13G filed by AMV with the Securities and Exchange Commission on October 11, 2011. AMV’s address is Accuitive Medical Ventures LLC, 2905 Premiere Parkway, Suite 150, Duluth, GA 30097.
(5)	These shares include 218,534 shares of record held by Mr. Grooms, and 132,883 shares held by the Jamie Grooms Trust, of which Mr. Grooms is the trustee.
(6)	These shares include 107,690 shares held by Dr. Gold’s wife and 125,523 shares held by MJSK, Ltd., an investment trust held by Dr. Gold’s family.
(7)	Includes 5,665 shares held by Mark Friedman and 5,750 held by Jill Schiaparelli. Also includes a number of shares underlying options equal to 22,728, 21,311 and 23,653, for Jill Schiaparelli, Mark Friedman and Dave Hansen, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such executive officers, directors and greater than 10% beneficial owners are required by the regulations of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) reports they file. Based solely on a review of the copies of such reports furnished to us and representations from our executive officers and directors, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners during 2012 have been satisfied, except that one report on Form 4 was inadvertently filed late for David Hansen, the Company’s Corporate Controller, reporting the receipt of an employee stock option and one report on Form 4 was inadvertently filed late by Dr.  Mark Gold, a Company director, reporting the exercise of vested portions of certain stock options.

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors currently consists of eight directors: Karen Zaderej, Gregory G. Freitag, Jamie M. Grooms, Dr. Mark Gold, John Harper, Joseph Mandato, John McLaughlin and Robert J. Rudelius.

We are not a listed issuer and so are not subject to the director independence requirements of any exchange or interdealer quotation system at this time. Nevertheless, in determining whether our directors and director nominees are independent, we use the definition of independence provided in Rule 5605 (a)(2) of The NASDAQ Stock Market’s Marketplace Rules. Under this definition of independence, Jamie Grooms, Robert Rudelius, John Harper, Joe Mandato and Dr. Mark Gold would be considered independent directors. Gregory Freitag and Karen Zaderej would not be considered independent because they serve as Executive Officers and John McLaughlin would not be considered independent because he is an executive officer of PDL BioPharma, Inc. (“PDL”) and PDL’s payments to the Company under the Revenue Interest Purchase Agreement dated as of October 5, 2012 (the “Royalty Contract”) exceeded the limit set forth in independence standards under the NASDAQ rules.

We are in the process of applying for listing of our common shares on a national securities exchange and intend to comply with the applicable corporate governance standards, including, without limitation, the director independence requirements, if our listing application is approved. There can be no assurance that the Company will obtain listing approval.

Attendance at Meetings

Our Board of Directors held seven meetings during 2012. Each director attended at least 85% of the meetings of our Board of Directors and the committees of which they were a member. All of our then current directors, except Joe Mandato who joined by webcast, were in attendance in person at our 2012 Annual Meeting of Shareholders. Board members are encouraged to attend each annual meeting of shareholders.

Board Leadership Structure

Our Board of Directors is responsible for overseeing the business, property and affairs of AxoGen. Members of our Board of Directors are kept informed of our business through discussions with our Chief Executive Officer (“CEO”) and other officers, by reviewing materials provided to them and by participating in meetings of our Board of Directors and its committees.

Our Board of Directors is currently composed of Karen Zaderej who also serves as our CEO, Gregory G. Freitag, who serves as our Chief Financial Officer and General Counsel, Jamie M. Grooms, who serves as Chairman of our Board of Directors and five other directors. Our Board of Directors does not have a policy regarding the separation of the roles of Chairman of our Board of Directors and CEO because our Board of Directors believes that the determination of whether to separate the roles depends largely upon the identity of the CEO and the members of our Board of Directors from time to time and that there is no single best organizational model that is the most effective in all circumstances and that the shareholders’ interests are best served by allowing our Board of Directors to retain the flexibility to determine the optimal organizational structure for AxoGen at a given time. Currently, these roles are separate, although in years past they have been combined.

We believe that we, like many U.S. companies, are currently best served by having different individuals serve as our CEO and Chairman of our Board of Directors. Our Board of Directors believes that through this leadership structure, both Karen Zaderej and Jamie Grooms (our former CEO and current Chairman of our Board of Directors) are able to draw on their in-depth knowledge of the daily operations of AxoGen and its business and employment relationships to provide our Board of Directors with leadership in setting its agenda and properly focusing its discussions.

Risk Oversight by our Board of Directors

Our Board of Directors takes an active role in risk oversight related to AxoGen and primarily administers its role during Board of Director and Committee meetings. During regular meetings of our Board of Directors, members of our Board of Directors discuss the operating results for each fiscal quarter. These meetings allow the members of our Board of Directors to analyze any significant financial, operational, competitive, economic, regulatory and legal risks of our business model, as well as how effectively we implement our goals. During regular Audit Committee meetings, Audit Committee members discuss the financial results for the most recent fiscal quarter with our independent auditors and our Chief Financial Officer. Our Audit Committee also meets with, and provides guidance to, our independent auditors outside the presence of management and oversees and reviews with management the liquidity, capital needs and allocation of our capital, our funding needs and other finance matters. In addition, our Audit Committee reviews our legal and regulatory risks and our procedures regarding the receipt, retention and treatment of complaints regarding internal accounting, accounting controls or audit matters. These discussions and processes allow the members of our Audit Committee to analyze any significant risks that could materially impact the financial health of our business.

In furtherance of its risk oversight responsibilities, our Board of Directors has evaluated our overall compensation policies and practices for its employees to determine whether such policies and practices create incentives that could reasonably be expected to affect the risks faced by us and our management, has further assessed whether any risks arising from these policies and practices are reasonably likely to have a material adverse effect on our company, and has concluded that the risks arising from our policies and practices are not reasonably likely to have a material adverse effect on our company.

Board Committees

The standing committees of AxoGen’s Board of Directors include an Audit Committee, a Compensation Committee and a Governance and Nominating Committees. Messrs. Rudelius (Chairman), Grooms and Harper are the members of the Audit Committee. Messrs. Harper (Chairman), Rudelius and Dr. Gold are members of the Compensation Committee. Dr. Gold (Chairman) and Messrs. Grooms and Harper are members of the Nominating and Governance Committees. The Charters of each of the Audit Committee, the Compensation, and Governance and Nominating Committee can be found on our website under “About AxoGen — Investors — Corporate Governance.” The information contained on our website, or on other websites linked to our website, is not part of this document. Reference herein to our website is an inactive text reference only.

Audit Committee

The Audit Committee is responsible for review of audits, financial reporting and compliance, and accounting and internal controls policy. For audit services, the Audit Committee is responsible for the engagement and compensation of independent auditors, oversight of their activities and evaluation of their independence. The Audit Committee has instituted procedures for receiving reports of improper record keeping, accounting or disclosure. In the opinion of the AxoGen Board of Directors, each of the members of the Audit Committee has both business experience and an understanding of generally accepted accounting principles and financial statements enabling them to effectively discharge their responsibilities as members of that Committee. Moreover, the AxoGen Board of Directors has determined that each of Messrs. Rudelius, Grooms and Harper is an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC. Our Audit Committee held five meetings during 2012.

Compensation Committee

Our Compensation Committee is composed of John Harper, who serves as the Committee’s Chairman, Robert J. Rudelius and Dr. Mark Gold. Our Compensation Committee determines and periodically evaluates the various levels and methods of compensation for our directors, officers and employees, and is responsible for establishing executive compensation and administering AxoGen’s Incentive Compensation Plan. Our Compensation Committee held one meeting during 2012 and took other actions through discussion and written minutes.

Under its charter, our Compensation Committee’s duties and responsibilities include, without limitation, (i) periodically review our compensation philosophy and the design of our compensation programs, (ii) establish and oversee our compensation plans, (iii) recommend to our Board of Directors a compensation and benefit package for directors, (iv) at least annually, establish and review our CEO’s management objectives, conduct the CEO’s performance evaluation and communicate the outcomes to our Board of Directors, (v) review and approve payouts to participants as proposed by our CEO under our compensation plans, (vi) review and approve, for our CEO and our other executive officers and senior managers, when and if appropriate, employment agreements, severance agreements, change in control provisions/agreements and any severance or similar termination payments proposed to be made to any of our current or former executive officer, (vii) in consultation with senior management, oversee regulatory compliance with respect to compensation matters, and (viii) prepare the annual report on executive compensation required to be included in our annual proxy statement. Our Executive officers do not play a role in determining their compensation. Neither our Board of Directors nor the Compensation Committee has engaged compensation consultants for the purposes of determining or advising upon executive or director compensation.

Governance and Nominating Committee

The Governance and Nominating Committee is responsible to provide oversight in relation to the corporate governance of AxoGen and also identifies director nominees for election to fill vacancies on the AxoGen Board of Directors. Nominees are approved by the AxoGen Board of Directors on recommendation of the Governance and Nominating Committee. In evaluating nominees, the Governance and Nominating Committee particularly seeks candidates of high ethical character with significant business experience at the senior management level who have the time and energy to attend to board responsibilities. Candidates should also satisfy such other particular requirements that the Governance and Nominating Committee may consider important to AxoGen’s business at the time. When a vacancy occurs on the AxoGen Board of Directors, the Governance and Nominating Committee will consider nominees from all sources, including shareholders, nominees recommended by other parties, and candidates known to the directors or AxoGen’s management. The best candidate from all evaluated will be recommended to the AxoGen Board of Directors to consider for nomination. Shareholders who wish to recommend candidates for consideration as nominees should on or before January 1 of each year furnish in writing detailed biographical information concerning the candidate to the Governance and Nominating Committee addressed to the Corporate Secretary of AxoGen at 13859 Progress Blvd., Suite 100, Alachua, FL 32615. No material changes have been made to the procedures by which security holders may recommend nominees to AxoGen’s Board of Directors. Our Governance and Nominating Committee held no meetings during 2012, however, they informally discussed items as they may have occurred to determine is action was necessary.

Director Nominations

Director nominees are approved by our Board of Directors on recommendation of our Governance and Nominating Committee. In evaluating nominees, our Governance and Nominating Committee particularly seeks candidates of high ethical character with significant business experience at the senior management level who have the time and energy to attend to board responsibilities. Candidates should also satisfy such other particular requirements that our Governance and Nominating Committee may consider important to our business at the time. In accordance with our Governance and Nominating Committee charter and policies included therein, characteristics expected of all directors should include independence, integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to our Board of Directors. In evaluating the suitability of individual directors, our Board of Directors takes into account many factors, including general understanding of marketing, finance, and other disciplines relevant to the success of a small publicly traded medical device company in today’s business environment; understanding of the Company’s business and technology; educational and professional background; personal accomplishment; and geographic, gender, age, and ethnic diversity. Our Board of Directors evaluates each individual in the context of our Board of Directors as a whole, with the objective of recommending a group that can best perpetuate the success of the Company’s business and represent shareholder interests through the exercise of sound judgment, using its diversity of experience.

In addition, in accordance with our Governance and Nominating Committee charter and policies included therein, when a vacancy occurs on our Board of Directors, our Governance and Nominating Committee will consider nominees from all sources, including shareholders, nominees recommended by other parties, and candidates known to our directors or our management. The best candidate from all evaluated will be recommended to our Board of Directors to consider for nomination.

Shareholders wishing to recommend a director nominee to our Governance and Nominating Committee may do so by sending to our Governance and Nominating Committee the following information: (1) name of the candidate and a brief biographical sketch and resume; (2) contact information for the candidate and a document evidencing the candidate’s willingness to serve as a director if elected; and (3) a signed statement as to the submitting shareholder’s current status as a shareholder and the number of shares currently held. No candidates for director nominations were submitted to our Governance and Nominating Committee by any shareholder in connection with our 2013 Annual Meeting of Shareholders. Such recommendation should be addressed to Governance and Nominating Committee, c/o General Counsel, AxoGen, Inc., 13859 Progress Blvd., Suite 100, Alachua, FL 32615.

Shareholder Communications with our Board of Directors

Shareholders may send written communications to the attention of our Board of Directors. Any shareholder desiring to communicate with our Board of Directors, or one or more of our directors, may send a letter addressed to: Board of Directors, c/o General Counsel, AxoGen, Inc., 13859 Progress Blvd., Suite 100, Alachua, FL 32615. Our General Counsel has been instructed by our Board of Directors to promptly forward all communications so received to our full Board of Directors or the individual members of our Board of Directors specifically addressed in the communication.

PROPOSAL 1 – ELECTION OF DIRECTORS

At the Meeting, shareholders will vote on the election of eight director nominees: Karen Zaderej, Gregory G. Freitag, Jamie M. Grooms, Dr. Mark Gold, John Harper, Joseph Mandato, John McLaughlin and Robert J. Rudelius for a one-year term. Our Board of Directors has nominated each of these individuals to serve a one-year term expiring at the 2014 Annual Meeting of Shareholders and until each director’s successor is duly elected and qualified. All nominees are currently members of our Board of Directors and were elected by our shareholders at our 2012 Annual Meeting of Shareholders, except John P. McLaughlin who is PDL’s director designee to our Board of Directors pursuant to the terms of Royalty Contract. In the event that any nominee becomes unable or unwilling to serve as a director for any reason, the persons named in the enclosed proxy will vote for a substitute nominee in accordance with their best judgment. Our Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve as a director if elected.

Biographical information for each director nominee is included below. Included at the end of each director’s biography is a description of the particular experience, qualifications, attributes or skills that led our Board of Directors to conclude that each of these director nominees should serve as a member of our Board of Directors.

Karen Zaderej, President, Chief Executive Officer and Director (Age 51)

Ms. Zaderej has served as AxoGen’s President, Chief Executive Officer and a member of its board of directors since September, 2011. She has served as AxoGen Corporation’s (“AC”), a wholly owned subsidiary of AxoGen, Chief Executive Officer and a member of its board of directors since May 2010. Ms. Zaderej joined AC in May 2006 and served as Vice President of Marketing and Sales from May 2006 to October 2007 and as Chief Operating Officer from October 2007 to May 2010. From October 2004 to May 2006, Ms. Zaderej worked for Zaderej Medical Consulting, a consulting firm she founded, which assisted medical device companies build and execute successful commercialization plans. From 1987 to 2004, Ms. Zaderej worked at Ethicon, Inc., a Johnson & Johnson company, where she held senior positions in marketing, business development, and research & development, as well as ran a manufacturing business. Ms. Zaderej has a MBA from the Kellogg Graduate School of Business and a BS in Chemical Engineering from Purdue University. Ms. Zaderej’s qualifications to serve on our Board of Directors include her leadership and depth of knowledge of AxoGen, her extensive experience in the medical device industry, and her financial and management expertise.

Gregory G. Freitag, J.D., CPA, Chief Financial Officer, General Counsel and Director (Age 51)

Mr. Freitag, J.D., CPA, has been AxoGen’s Chief Financial Officer, General Counsel and a member of its Board of Directors since September 2011 and was LecTec Corporation’s Chief Executive Officer, Chief Financial Officer and board member from June 2010 through September 2011. From May 2009 to the present, Mr. Freitag has been a principal of FreiMc, LLC, a consulting and advisory firm he founded that provides strategic guidance and business development advisory services. Prior to founding FreiMc, LLC, Mr. Freitag was a Director of Business Development at Pfizer Health Solutions, a former subsidiary of Pfizer, Inc., from January 2006 to May 2009. From July 2005 to January 2006, Mr. Freitag worked for Guidant Corporation in their business development group. Prior to Guidant Corporation, Mr. Freitag was the Chief Executive Officer of HTS Biosystems, a biotechnology tools start-up company, from March 2000 until its sale in early 2005. Mr. Freitag was the Chief Operating Officer, Chief Financial Officer and General Counsel of Quantech, Ltd., a public point of care diagnostic company, from December 1995 to March 2000. Prior to that time, Mr. Freitag practiced corporate law in Minneapolis, Minnesota. Mr. Freitag is also a director of the Foundation Board of HealthEast Care System, a health care system in Minnesota. Mr. Freitag’s qualifications to serve on our Board of Directors include his proven leadership and experience as a senior level executive, his particular knowledge of public companies, including reporting, compliance and financial markets related thereto, and his finance management and legal expertise.

Jamie M. Grooms, Chairman and Director (Age 53)

Mr. Grooms has served as Chairman of the Company’s board of directors since September 30, 2011 and AC’s board of directors since 2002. Mr. Grooms is a co-founder of AC and from 2002 to May 2010 served as AC’s Chief Executive Officer. Since leaving AC in May 2010, Mr. Grooms has provided consulting services to start-up companies and serves on the board of directors of several companies. From 1998 to 2002, Mr. Grooms served as the founding Chief Executive Officer and Chairman of the Board of Regeneration Technologies, Inc. a publicly-traded company involved in processing human tissue for allogenic grafts used in orthopedic, oral maxillofacial, urinary and cardiovascular surgeries. Mr. Grooms has extensive experience in all areas of operations of the allograft business and has worked at the Virginia Tissue Bank (now LifeNet Health), Osteotech, Inc., and CryoLife, Inc. in various positions of leadership. In addition, Mr. Grooms has served as Director of the University of Florida Tissue Bank from 1992 to 1995. Mr. Grooms holds a Bachelor’s degree in biology from Old Dominion University. Mr. Grooms’ qualifications to serve on our Board of Directors include his extensive experience and leadership in the allograft business, his depth of knowledge of AxoGen and AC and his expertise in management and technology.

Mark Gold, MD, Director (Age 64)

Dr. Gold has served as a member of the Company’s board of directors since September 30, 2011 and AC’s board of directors since July 2007. Since 1991, Dr. Gold has been a Professor at the University of Florida College of Medicine’s McKnight Brain Institute. Dr. Gold has taught medical neuroscience for four decades and has been a pioneer in translational neuroscience research for over three decades. Dr. Gold was also a Founder of Somerset Valley Bank and served on its board of directors from its formation through its initial public offering to its acquisition by Fulton Financial Corporation, a publicly-traded financial holding company Dr. Gold has consulted for many major global pharmaceutical companies as well as firms such as the Carlyle Group and Cressey & Company. Dr. Gold has authored hundreds of scientific research articles, chapters, and abstracts on a wide variety of research subjects and is frequently interviewed for comment by the Wall Street Journal, CNN and other major business and national publications concerned with the strengths and limitations of new technology and treatments. Dr. Gold’s qualifications to serve on our Board of Directors include his expertise in medical neuroscience and medical technology, in-depth knowledge of the pharmaceutical industry, and extensive experience in business and management.

John Harper, Director (Age 63)

Mr. Harper has served as a member of the Company’s board of directors since September 30, 2011 and AC’s board of directors since June 2006. From January 2012 until present, Mr. Harper has been Executive Chairman of Xhale, Inc., a company that provides patient-centric monitoring solutions, from patient monitoring to medication adherence to anesthesia monitoring. From June 2005 to January 2006, Mr. Harper was the Entrepreneur-in-Residence at The Innovation Factory, a medical device incubator. From August 2000 to October 2001, Mr. Harper served as President and Chief Executive Officer of ATI Medical, Inc. and from February 1998 to May 1999, he served as Executive Chairman of Meretek Diagnostics, Inc., which was acquired by American Standard Companies. From November 1995 to March 1997, Mr. Harper served as President and Chief Executive Officer of Indigo Medical, Inc., which merged with Johnson & Johnson. Mr. Harper also served as Vice President of Sales and Marketing, and then President and Chief Executive Officer, of Menlo Care, Inc. from June 1989 to June 1995. Menlo Care, Inc. merged with Johnson & Johnson in 1995. Mr. Harper has served on the board of directors for a number of medical device and biotechnology companies since 1999. He received his BA in Economics from Davidson College in 1971. Mr. Harper’s qualifications to serve on our Board of Directors include his extensive leadership experience in the medical device and biotechnology industries and his expertise in the commercialization of medical devices.

Joe Mandato, Director (Age 69)

Mr. Mandato has served as a member of the Company’s board of directors since September 30, 2011 and AC’s board of directors since February 2006. From March 2003 to the present, Mr. Mandato has served as a Managing Director of DeNovo Ventures, a venture capital firm and a shareholder of AxoGen. From February

1999 to September 2000, Mr. Mandato served as Chairman of Confer Software, Inc., a developer of enterprise software used to automate healthcare business processes. From September 1995 to February 1999, Mr. Mandato served as Confer Software’s Chief Executive Officer. From September 1994 to May 1995, Mr. Mandato served as a Vice President, member of founding management committee and Chief Executive Officer of two of Guidant Corporation’s five operating units, Origin Medsystems and Heart Rhythm Technology. He also served as President and Chief Executive Officer of Origin Medsystems from May 1991 to May 1995. In March 1994, Mr. Mandato co-founded Gynecare, Inc., a developer of devices used in gynecology, which was spun out of Guidant Corporation., and served as its Chief Executive Officer until April 1995. From July 1986 to November 1990, Mr. Mandato was Chief Executive Officer of Ioptex Research Inc., an ophthalmic device company. Mr. Mandato serves on the board of directors of several companies and non-profit organizations. Mr. Mandato’s qualifications to serve on our Board of Directors includes his extensive management and leadership experience in the medical device industry as well as his financial and venture investment experience.

Robert J. Rudelius, Director (Age 57)

Mr. Rudelius has served as a member of the Board of Directors since September 2010. Since 2003, Mr. Rudelius has been the Managing Director and Chief Executive Officer of Noble Ventures, LLC, a company he founded that provides advisory and consulting services to early-stage companies in the information technology, renewable energy and loyalty marketing fields. Mr. Rudelius is also the Managing Director and Chief Executive Officer of Noble Logistics, LLC, a holding company he founded in 2002 to create, acquire and grow a variety of businesses in the freight management, logistics and information technology industries. From April 1999 through May 2001, when it was acquired by StarNet L.P., Mr. Rudelius was the founder and Chief Executive Officer of Media DVX, Inc., a start-up business that provided a satellite-based, IP-multicasting alternative to transmitting television commercials via analog videotapes to television stations, networks and cable television operators throughout North America. Mr. Rudelius assisted StarNet L.P. with the transition and integration of the Media DVX, Inc. business through January 2002. From April 1998 to April 1999, Mr. Rudelius was the President and Chief Operating Officer of Control Data Systems, Inc., during which time Mr. Rudelius reorganized and repositioned the software company as a professional services company, which resulted in the successful sale of Control Data Systems, Inc. to Syntegra, British Telecom’s systems integration subsidiary. From October 1995 through April 1998, Mr. Rudelius was the founding Managing Partner of AT&T Solution’s Media, Entertainment & Communications industry group. From January 1990 through September 1995, Mr. Rudelius was a partner in McKinsey & Company’s Information, Technology and Systems practice group, during which time he headed the practice group in Tokyo and co–led the practice group in London. Mr. Rudelius is currently a member of the Board of Directors of ProUroCare Medical, Inc., a publicly–held medical device company that develops and markets prostate imaging systems. Mr. Rudelius’ qualifications to serve on our Board of Directors include his extensive executive leadership and financial experience, especially in connection with rapid growth technology businesses, and his experience as a director of publicly traded companies.

John McLaughlin, Director (age 61)

Mr. McLaughlin has served as a member of the Board of Directors since October 2012. Mr. McLaughlin has been PDL’s President and Chief Executive Officer since December 18, 2008, when PDL spun-off Facet Biotech Corporation and was elected a director of PDL in October 2008. From November 6, 2008, until the spinoff, he served as a Senior Advisor to PDL. From January 2000 to June 2008, Mr. McLaughlin was the Chief Executive Officer and a director of Anesiva, Inc., formerly known as Corgentech, Inc., a publicly-traded biopharmaceutical company. From December 1997 to September 1999, Mr. McLaughlin was President of Tularik Inc., a biopharmaceutical company. From September 1987 to December 1997, Mr. McLaughlin held a number of senior management positions at Genentech, Inc., a biopharmaceutical company, including Executive Vice President and General Counsel. From January 1985 to September 1987, Mr. McLaughlin was a partner at a Washington, D.C. law firm specializing in food and drug law. Prior to that, Mr. McLaughlin served as counsel to various subcommittees in the United States House of Representatives, where he drafted numerous measures that became FDA laws. Mr. McLaughlin co-founded and served as Chairman of the Board of Directors of Eyetech Pharmaceuticals, Inc., a publicly-traded biopharmaceutical company subsequently bought by OSI Pharmaceuticals, Inc., and co-founded and served as a director of Peak Surgical, Inc., a private medical device company, until it was acquired by Medtronic in 2011. Mr. McLaughlin currently serves as a director of Seattle Genetics, Inc., a publicly-traded biopharmaceutical company. He received a B.A. from the University of Notre Dame and a J.D. from Catholic University of America. Mr. McLaughlin’s qualifications to serve on our Board of Directors include his extensive executive leadership and financial experience in the life sciences, experience as an executive officer and director of publicly traded companies and his finance and legal expertise.

Recommendation of our Board of Directors; Vote Required for Approval

Our Board of Directors recommends that you vote “FOR” the election of each of the eight director nominees. In accordance with Minnesota law, the nominees for election as directors at the Meeting will be elected by a plurality of the votes cast at the meeting. This means that since shareholders will be electing eight directors, the eight nominees receiving the highest number of votes will be elected.

COMPENSATION OF DIRECTORS

Our Compensation Committee reviews and makes recommendations to our Board of Directors regarding compensation to be paid to our non–employee directors. Our Board of Directors established that each non-employee director receives a quarterly cash retainer payment of $3,000 for services to AxoGen starting in the first quarter after election, which cash payment is paid in advance each quarter. Non-employee directors are also paid $1,500 per in-person Board of Directors meeting if they attend in person and $750 for such in-person meeting if they participate by telephone. No additional compensation is provided for telephonic Board meetings or actions taken pursuant to written minutes of action of our Board of Directors. Non-employee directors are paid $1,000 per committee meeting attended in-person if they attend in person and $500 for such in-person committee meeting if they participate by telephone. The total board and committee member fees cannot exceed $2,500 per day. In addition, all non-employee directors receive an annual calendar year non-qualified stock option grant equal to 0.1% of the fully diluted stock of AxoGen, rounded down to a 250 share increment, at an exercise price equal to the fair market value of our common shares on the date of grant. Such stock options are for a term of seven years and are fully vested upon grant.

We also reimburse our directors for travel–related expenses.

The following table shows the compensation earned by all persons serving as members of our Board of Directors during fiscal year 2012.

Name	Fees Earned or Paid in Cash ($)	Stock Awards($)	Option Awards($)(3)	Total ($)
Robert J. Rudelius	11,750	—	—	11,750
Gregory G. Freitag	—	—	—	—
Karen Zaderej(1)	—	—	—	—
Jamie M. Grooms(1)	9,000	—	—	9,000
Mark Gold, M.D.(1)	11,000	—	—	11,000
John Harper(1)	11,750	—	—	11,750
Joe Mandato(1)	—	—	—	—
John McLaughlin (2)	1,500	—	—	1,500

(1)	Service as a member of our Board of Directors began on September 30, 2011 when their election at the Company’s 2010 Annual Meeting of Shareholders took effect as a result of the closing of the merger of LecTec Corporation and AC.
(2)	Service as a member of our Board of Directors began on October 4, 2012 when Mr. McLaughlin was appointed to our Board of Directors pursuant to the Royalty Contract. Mr. McLaughlin’s director fees were paid to PDL.
(3)	The amounts in this column are calculated based on the aggregate grant date fair value computed in accordance with Accounting Standards Codification (ASC) Topic 718 as of December 31, 2012.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

One of our directors, Joe Mandato, is a Managing Partner of DeNovo Ventures II, L.P. which is a greater than 5% shareholder of the Company’s common shares. Another director of ours, John McLaughlin, is an executive officer of PDL, with which the Company has entered into the Royalty Contract. For more information, see “Business — PDL BioPharma, Inc. Revenue Interests Purchase Agreement” in our Annual Report on Form 10-K for the year ended December  31, 2012.

EXECUTIVE COMPENSATION

Executive Officers

Listed below are the names and positions held by each of our executive officers:

Name	Title
Karen Zaderej	President, Chief Executive Officer and Director
Gregory G. Freitag	Chief Financial Officer, General Counsel and Director
John P. Engels	Vice President
Jill F. Schiaparelli	Senior Vice President, Business Strategy and Marketing
Mark Friedman, Ph.D.	Vice President of Regulatory and Quality
David Hansen	Corporate Controller
Shawn McCarrey(1)	Senior Vice President of Sales

(1)	Mr. McCarrey joined us as our Senior Vice President of Sales on February 25, 2013

Biographical information for each of our executive officers is included below.

Karen Zaderej, President, Chief Executive Officer and Director (Age 51)

Biographical information for Ms. Zaderej is provided under “Proposal 2 - Election of Directors.”

Gregory G. Freitag, J.D., CPA, Chief Financial Officer, General Counsel and Director (Age 51)

Biographical information for Mr. Freitag is provided under “Proposal 1 - Election of Directors.”

John P. Engels, Vice President (Age 42)

Mr. Engels has served as AxoGen’s Vice President since September, 2011. He is a co-founder of AC and has served as AC’s Vice President since June 2006, providing operational and financial leadership and managing AxoGen’s strategic and product development partnerships. From 1999 to 2002, Mr. Engels worked as a consultant for the University of Florida, Saffron Hill Ventures and PA Early Stage Partners, among other companies. From 1993 to 1997, Mr. Engels was an analyst and associate at CACM, a boutique investment banking firm. Mr. Engels is currently a member of the board of directors of Oxicool, Inc., a privately-held company developing new cooling technologies. Mr. Engels holds a MBA in Management and Operations from the Wharton School of Business at the University of Pennsylvania, and a BA from the University of Chicago.

Jill F. Schiaparelli, Senior Vice President, Business Strategy & Marketing (Age 47)

Ms. Schiaparelli has served as AxoGen’s Senior Vice President, Business Strategy & Marketing since February 2012. From January 2011 to February 2012 and from June, 2007 to December 2008, Ms. Schiaparelli was employed by JS Strategic Partners, LLC, a consulting firm she founded to provide business strategy, commercialization and marketing services to biotechnology companies and health care providers. From December 2008 to December 2010, Ms. Schiaparelli was the Vice President, Commercial Strategy & Business Development for ApaTech, a venture-back global orthopedic graft company based in the UK that was later acquired by Baxter Healthcare. From 1996 to 2007, Ms. Schiaparelli was employed by Johnson & Johnson family of companies where she held several senior positions in strategic marketing, marketing, sales operations and healthcare analytics within the Ethicon Endo-Surgery, Ethicon and Healthcare Systems operating companies. Prior to working in the healthcare industry, Ms. Schiaparelli worked for 8 years in the investment banking and financial services industry. Ms. Schiaparelli has an MBA from the Stern School of Business at New York University and a BS in Business Administration from Boston University.

Mark Friedman, Ph.D., Vice President of Regulatory and Quality (Age 55)

Dr. Friedman has served as AxoGen’s Vice President of Regulatory and Quality since September, 2011. He has served as AC’s Vice President of Regulatory and Quality since June 2011 and served as AC’s Director of Quality Assurance and Regulatory Affairs from September 2006 to June 2011. Prior to joining AxoGen, Dr. Friedman held several regulatory and quality leadership positions at Enable Medical Corporation, a medical device company, including Director of Quality Assurance from 1997 to 1998 and Vice President of Quality and Regulatory from 1998 to 2001 and from 2004 to 2005. Dr. Friedman also worked for AtriCure, Inc., a company that develops, manufactures and sells surgical ablation systems to treat atrial fibrillation, as Vice President of Quality and Regulatory from 2001 to 2004 and as Vice President of Operations in 2004. AtriCure acquired Enable Medical in 2005. Mr. Friedman has over 24 years of experience in developing and directing regulatory strategy and quality systems for medical products, including 15 years with start-up medical product firms. Dr. Friedman has a Ph.D. in Chemistry specializing in protein biochemistry from the University of Cincinnati.

David Hansen, Corporate Controller (Age 53)

Mr. Hansen has served as AxoGen’s Corporate Controller since September 2011. He has served as AC’s Corporate Controller since June 2006. Mr. Hansen was Vice President of Finance—Corporate Controller and Treasurer of Perma-Fix Environmental Services, Inc., a publicly-traded environmental services company, and held other corporate and regional accounting positions at Perma-Fix Environmental Services from 1995 to 2005. Mr. Hansen was also Controller at Kraft Foodservice, Inc. from 1994 to 1995 and held other accounting and procurement positions at Kraft Foodservice, Inc. from 1985 to 1994. Mr. Hansen has over 20 years of experience in senior financial positions at both publicly traded and private companies. Mr. Hansen holds a Bachelor of Business Administration degree in Accounting from the University of Oklahoma.

Shawn McCarrey, Vice President of Sales (Age 55)

Mr. McCarrey has served as AxoGen’s Senior Vice President of Sales since February 2013. Mr. McCarrey was Executive Vice President of North American Cardiovascular Sales at Bayer Interventional/MEDRAD Interventional from January, 2009 to May 2012. Bayer HealthCare, a subgroup of Bayer AG, is one of the world’s leading, innovative companies in the healthcare and medical products industry. Bayer Interventional, now doing business as part of Bayer Medical Care’s Radiology and Interventional business, is the Interventional franchise formerly operated under Bayer’s MEDRAD brand. From 1998 to 2009, Mr. McCarrey held multiple escalating positions with Possis Medical, Inc., a company that developed, manufactured, and marketed medical devices for the cardiovascular and vascular treatment markets, and served as Director or Sales, VP of US Sales, VP of Worldwide Sales and EVP of Worldside Sales & Marketing. For more than 15 years prior to joining Possis, Mr. McCarrey served in a series of progressively responsible roles with two divisions of C.R. Bard, United States Catheter and Instrument Corporation (USCI) which specialized in the treatment of coronary disease in the cardiac catheterization laboratory and Davol, an operating room division that promoted Thoraclex and Simpulse to cardiovascular and orthopedic surgeons. Mr. McCarrey holds a Bachelor of Science degree in Marketing from Central Michigan University.

Summary Compensation Table

The following table sets forth the cash and non–cash compensation for the fiscal years 2012 and 2011 for: (i) each individual serving as the Company’s CEO or acting in a similar capacity during any part of such fiscal years; and (ii) the other two most highly paid executive officers who were serving as executive officers during such periods (our “named executive officers”).

Name and Principal Position	Year	Salary($)	Bonus($)	Stock Awards($)(1)	Option Awards($)(1)(2)	All Other Compensation($)	Total
Karen Zaderej CEO (3)(4)	2012 2011	291,200 252,403	11,646 23,254	— —	— 516,697	7,893 7,537	310,739 799,891

Gregory G. Freitag(5) Former CEO and CFO and General Counsel	2012 2011	204,069 154,808	8,161 100,000	— —	— 172,859	5,594 —	217,824 427,667

John P. Engels Vice President(6)	2012 2011	174,888 171,138	8,689 16,833	— —	— 121,998	5,600 5,453	189,177 315,422

Jill Schiaparelli	2012	173,654	6,202	—	208,672	5,377	393,905
Senior Vice President Business Strategy and Marketing(7)	2011	—	—	—	—	—	—

(1)	The amounts in this column are calculated based on the aggregate grant date fair value computed in accordance with Accounting Standards Codification (“ASC”) Topic 718 as of December 31 of the year indicated.
(2)	The amounts shown for option awards relate to option awards granted under the AxoGen Corporation 2002 Stock Incentive Plan, as amended. These amounts are equal to the aggregate grant date fair value of the options computed in accordance with FASB ASC Topic 718 using the assumptions set forth in Note 10 to AxoGen’s audited consolidated financial statements included elsewhere in this Form 10-K.
(3)	Ms. Zaderej voluntarily accepted reduced salaries for a portion of 2011.
(4)	Ms. Zaderej has been CEO of the Company since September 30, 2011 as a result of the Merger, CEO of AC since May 2010 and was Chief Operating Officer of AC from 2007 through May 2010. The amounts include life insurance premiums paid by AxoGen on behalf of Ms. Zaderej in 2011 of $365 and $393 in 2012 and also includes amounts contributed by the Company to the SIMPLE IRA plan on her behalf for 2011 of $7,172 and 2012 of $7,500.
(5)	Mr. Gregory G. Freitag is our current CFO and General Counsel and has been serving in such capacity since June 1, 2010. Mr. Freitag stepped down as CEO on September 30, 2011 in conjunction with the Merger. On September 30, 2011, Mr. Freitag received a one-time bonus as a result of completing the Merger. The amounts include life insurance premiums paid by AxoGen on behalf of Mr. Freitag in 2012 of $411 and also includes amounts contributed by the Company to the SIMPLE IRA plan on his behalf for 2012 of $5,183.
(6)	The amounts include life insurance premiums paid by AxoGen on behalf of Mr. Engels in 2011 of $319 and $353 in 2012 and also includes amounts contributed by the Company to the SIMPLE IRA plan on his behalf for 2011 of $5,134 and 2012 of $5,247.
(7)	The amounts include life insurance premiums paid by AxoGen on behalf of Ms. Schiaparelli in 2012 of $167 and also includes amounts contributed by the Company to the SIMPLE IRA plan on her behalf for 2012 of $5,210.

Outstanding Equity Awards at 2012 Fiscal Year–End

The following table summarizes the equity awards granted to our named executive officers that remain

Option Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Karen Zaderej	11/18/2008	126		—	(1)	$0.27	11/18/2018
	6/9/2010	36,111		54,167	(1)	$0.27	6/9/2020
	12/26/2011	68,750		206,250	(2)	$2.74	12/26/2018
	12/26/2011	—		—	(3)	$2.74	12/26/2018

Gregory G. Freitag	6/1/2010	125,000	(4)	—		$3.50	6/1/2020
	12/26/2011	23,000		69,000	(5)	$2.74	12/26/2018

John P. Engels	6/7/2006	3,727	(6)			$0.27	6/7/2016
	12/6/2007	719	(6)			$0.27	12/6/2017
	11/18/2008	406	(6)			$0.27	11/18/2018
	6/9/2010	28,554	(6)	17,131	(6)	$0.27	6/9/2020
	12/16/2011	16,250		48,750	(7)	$2.74	12/16/2018

Jill Schiaparelli	2/27/2012	—		90,913	(8)	$3.02	2/27/2019

(1)	Ms. Zaderej received these options to purchase shares of AC common stock, which options pursuant to the Merger have been adjusted and provide for the right to purchase Company common Shares. The options vest semi-annually and become fully vested and exercisable four years from the grant date. The options were granted under plans previously approved by AxoGen’s shareholders and the exercise price for the options were issued at a price equal to the fair market value of the AxoGen’s common shares on the date of grant.
(2)	Ms. Zaderej received this option to purchase 275,000 shares of the Company’s common shares. All shares pursuant to the option will be fully vested on December 26, 2015 (4 years from the option grant date) based upon a vesting schedule whereby 25% of the aggregate shares vest on December 26, 2012 (12 months from the option grant date) and an additional 12.5% of aggregate shares each 6 months thereafter and will expire December 26, 2018. The option was granted under plans previously approved by the Company’s shareholders and the exercise price for the options were issued at a price equal to the fair market value of the Company’s common shares on the date of grant.
(3)	Ms. Zaderej received this option to purchase 100,000 shares of the Company’s common shares. The shares under the Option are subject to a performance vesting provision (the “Performance Shares”) whereby all, none or a portion of the Performance Shares, to the extent to which the performance standards established by our Board of Directors are met, will vest as to 25% of the Performance Shares on March 31, 2013, and an additional 12.5% of the Performance Shares each six months thereafter, with all Performance Shares being fully vested on December 26, 2015 (4 years from the Option grant date) and will expire December 26, 2018. The option was granted under plans previously approved by the Company’s shareholders and the exercise price for the options were issued at a price equal to the fair market value of the Company’s common shares on the date of grant. These options were forfeited on December 31, 2012 due to not achieving the performance standard.

(4)	Mr. Freitag received this option which became fully vested and exercisable on August 29, 2011 pursuant to the vesting terms of the option. The option was granted outside of plans previously approved by the Company’s shareholders and the exercise price for the option was issued at a price equal to the fair market value of the Company’s common shares on the date of grant.
(5)	Mr. Freitag received this option to purchase 92,000 shares of the Company’s common shares. All shares pursuant to the option will be fully vested on December 26, 2015 (4 years from the option grant date) based upon a vesting schedule whereby 25% of the aggregate shares vest on December 26, 2012 (12 months from the option grant date) and an additional 12.5% of aggregate shares each 6 months thereafter and will expire December 26, 2018. The option was granted under plans previously approved by the Company’s shareholders and the exercise price for the options were issued at a price equal to the fair market value of the Company’s common shares on the date of grant.
(6)	Mr. Engels received these options to purchase shares of AC common stock, which options pursuant to the Merger have been adjusted and provide for the right to purchase Company common shares. The options vest semi-annually and become fully vested and exercisable four years from the grant date. The options were granted under plans previously approved by AxoGen’s shareholders and the exercise price for the options were issued at a price equal to the fair market value of the AxoGen’s common shares on the date of grant.
(7)	Mr. Engels received this option to purchase 65,000 shares of the Company’s common shares. All shares pursuant to the option will be fully vested on December 16, 2015 (4 years from the option grant date) based upon a vesting schedule whereby 25% of the aggregate shares vest on December 26, 2012 (12 months from the option grant date) and an additional 12.5% of aggregate shares each 6 months thereafter and will expire December 16, 2018. The option was granted under plans previously approved by the Company’s shareholders and the exercise price for the options were issued at a price equal to the fair market value of the Company’s common shares on the date of grant.
(8)	Ms. Schiaparelli received this option to purchase 90,913 shares of the Company’s common shares. All shares pursuant to the option will be fully vested on February 2, 2016 (4 years from the option grant date) based upon a vesting schedule whereby 25% of the aggregate shares vest on February 2, 2013 (12 months from the option grant date) and an additional 12.5% of aggregate shares each 6 months thereafter and will expire February 27, 2019. The option was granted under plans previously approved by the Company’s shareholders and the exercise price for the options were issued at a price equal to the fair market value of the Company’s common shares on the date of grant.

Employment Agreements

AC is a party to employment agreements with each of Karen Zaderej, effective October 15, 2007 and as amended September 29, 2011, John P. Engels, effective May 6, 2003 and as amended September 29, 2011, Gregory Freitag, effective October 1, 2011, Jill Schiaparelli, effective February 27, 2012 and Shawn McCarrey, effective February 25, 2013. Ms. Zaderej and Mr. Engels employment agreements renew for one year periods on each anniversary of the effective date and provide for severance benefits upon termination of the executive officer’s employment: (1) by AxoGen for any reason other than “substantial cause” (as defined below), permanent disability, or death, (2) by the executive officer due to AxoGen’s breach of the employment agreement and AxoGen’s failure to cure such breach within ten days following notice by the executive officer of such breach; or (3) by the executive officer within six months of a “change of control” (as defined below) of AxoGen.

Upon a termination of Ms. Zaderej’s employment for any of the reasons set forth above, Ms. Zaderej is entitled to base salary in an amount equal to the base salary that she would have been paid for the remainder of the then current employment period had the executive officer’s employment not been terminated or the one-year non-competition period, whichever is longer. Upon a termination of Mr. Engels’ employment for any of the reasons set forth above, Mr. Engels is entitled to base salary in an amount equal to the base salary that he would have been paid for the remainder of the then current employment period had the executive officer’s employment not been terminated. Both Ms. Zaderej and Mr. Engels are entitled to continued medical and dental benefits (in the form of a reimbursement for the COBRA premiums) and continued bonus payments to which the executive officer would have been entitled for the remainder of the then current employment period had the executive officer’s employment not been terminated.

Under their respective employment agreement, Messrs. Freitag and McCarrey and Ms. Schiaparelli employment are at will. In the event Messrs. Freitag or McCarrey or Ms. Schiaparelli is terminated without substantial cause either prior to a change of control or 180 days following a change in control the person is entitled to a severance payment consisting of (A) twelve months of base salary; and (B) an amount equal to any bonuses paid during the twelve month period prior to termination of employment. Messrs. Freitag and McCarrey and Ms. Schiaparelli are also entitled to severance of twelve months of base salary if the person leaves AxoGen for “good reason” (as defined below) within 180 days following a change of control.

In addition, Ms. Zaderej is entitled to full vesting of her outstanding stock options that were granted prior to the Merger upon a change of control, regardless of whether her employment terminates on or following the change of control. With respect to Ms. Zaderej’s, Ms. Schiaparelli’s and Messrs. Freitag’s, Engel’s and McCarrey’s post-Merger stock options, if a change of control occurs, such options shall automatically accelerate and become fully exercisable in the event that within twelve months following the change of control they are terminated without cause or leave for good reason.

For purposes of the executive officer’s employment agreements, “change of control” means the occurrence of any of the following events:

•

any person who holds less than 20% of the combined voting power of the securities of AC or AxoGen, Inc., becomes the beneficial owner, directly or indirectly, of securities of AC or AxoGen, Inc., representing 50% or more of the combined voting power of the securities of AC or AxoGen, Inc. then outstanding;

•

during any period of 24 consecutive months, individuals who at the beginning of such period constitute all members of the AxoGen, Inc.’s Board of Directors cease, for any reason, to constitute at least a majority of our Board of Directors, unless the election of each director who was not a director at the beginning of the period was either nominated for election by, or was approved by a vote of, at least two-thirds of the directors then still in office who were directors at the beginning of the period;

•

AC or AxoGen, Inc. consolidates or merges with another company and AC or AxoGen, Inc. is not the continuing or surviving corporation, provided, however, that any consolidation or merger whereby AxoGen, Inc. continues as the majority holder of AC securities or a merger or consolidation of AC and AxoGen, Inc. will not constitute a change in control;

•

shares of AC’s or AxoGen, Inc.’s common shares are converted into cash, securities, or other property (other than by a merger set forth in (iii) above) in which the holders of the AC’s or AxoGen, Inc.’s common shares immediately prior to the merger have the same proportionate ownership of common shares of the surviving corporation as immediately after the merger;

•	AC or AxoGen, Inc. sells, leases, exchanges, or otherwise transfers all or substantially all of its assets (in one transaction or in a series of related transactions); or

•	the holders of AxoGen’s stock approve a plan or proposal for the liquidation or dissolution of AC or AxoGen, Inc.

For purposes of Ms. Zaderej’s, Ms. Schiaparelli’s and Messrs. Freitag’s and McCarrey’s employment agreements, “substantial cause” means:

•	commission of any act of fraud, theft, or embezzlement;

•

material breach of the employment agreement, provided that AC shall have first delivered to the executive officer written notice of the alleged breach, specifying the exact nature of the breach in detail, and provided, further, that the executive officer shall have failed to cure or substantially mitigate such breach within ten days after receiving such written notice;

•	commission or conviction of any felony, or of any misdemeanor involving moral turpitude, or entry of a plea of guilty or nolo contendere to any felony or misdemeanor;

•	material failure to adhere to AC’s corporate codes, policies or procedures which have been adopted in good faith for a valid business purpose as in effect from time to time; or

•	failure to meet reasonable performance standards as determined by AC, which for Mr. McCarrey includes the failure of gross revenue in a calendar quarter exceed 80% of budgeted gross revenue.

For purposes of Mr. Engels’ employment agreement, “substantial cause” means the commission by Mr. Engels of any act of fraud, theft or embezzlement.

For purposes of Messrs. Freitag’s and McCarrey’s and Ms. Schiaparelli’s employment agreements, “good reason” means the occurrence of any one or more of the following:

•

the assignment of any duties inconsistent in any respect with the person’s position (including status, offices, titles, and reporting requirements), authorities, duties, or other responsibilities as in effect immediately prior to a change of control or any other action by AxoGen which results in a diminishment in such position, authority, duties, or responsibilities, other than an insubstantial and inadvertent action which is remedied by AxoGen;

•	a reduction by AC in the person’s base salary; or

•

the failure by AC to (A) continue in effect any material compensation or benefit plan, program, policy or practice in which the person was participating at the time of the change of control of AxoGen or (B) provide the person with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program, policy and practice as in effect immediately prior to the change in control (or as in effect following the Change in Control of the Company), if greater.

Pension Benefits

AxoGen adopted the AxoGen SIMPLE IRA plan in 2007. The AxoGen named executive officers participate in the SIMPLE IRA plan. Eligibility is immediate upon employment, and enrollment is available any time during employment. Participating employees may make annual pretax contributions to their accounts up to a maximum amount as limited by law. The SIMPLE IRA plan requires AxoGen to make matching contributions of between 1% and 3% of the employee’s annual salary as long as the employee participates in the SIMPLE IRA plan. Additionally, the matching contribution has to be at least 3% for three of the first five years of the SIMPLE IRA. Both employee contributions and AxoGen contributions are fully vested at all times. In 2012 and 2011, AxoGen’s matching contribution was 3% of the AxoGen named executive officers’ annual base salary. AxoGen contributed approximately $23,000 and $12,000 in matching funds for the AxoGen named executive officers during 2012 and 2011, respectively.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of our Board of Directors is composed of the following directors: Robert J. Rudelius, Jamie Grooms and John Harper, all of whom qualify as an “audit committee financial expert” under the definition promulgated by the Securities and Exchange Commission. Mr. Rudelius currently serves as the Chairman of the Audit Committee. The Audit Committee operates under a written charter adopted by our Board of Directors. The Audit Committee recommends to our Board of Directors, and submits for shareholder ratification, the appointment of our independent registered public accounting firm.

Management is responsible for the Company’s internal controls and the financial reporting process. Lurie Besikof Lapidus & Company LLC (“LBL”), the Company’s independent registered public accounting firm, is responsible for conducting an audit of our consolidated financial statements in accordance with the standards established by the Public Accounting Oversight Board (“PCAOB”) and to express an opinion on the consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee hereby report as follows:

1.	The Audit Committee has met and held discussions with management and LBL. Management represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management and LBL.

2.	The Audit Committee has discussed with LBL matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board.

3.	The Audit Committee has received written disclosure and letter from LBL required by applicable requirements of the Public Company Accounting Oversight Board regarding LBL’s communications with the Audit Committee regarding LBL’s independence and the Audit Committee has discussed with LBL that firm’s independence. The Audit Committee also considered whether non–audit services provided by the independent registered public accounting firm during the last fiscal year were compatible with maintaining the independent registered public accounting firm’s independence.

Based upon the review and discussion referred to in paragraphs 1 through 3 above, the Audit Committee recommended to our Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10–K for the fiscal year ended December 31, 2012 filed with the Securities and Exchange Commission.

Members of the Audit Committee of the Board of Directors:

Robert Rudelius, Chairman
John Harper
Jamie Grooms

.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees

Lurie Besikof Lapidus & Company, LLP (“LBL”), our independent registered public accounting firm, provides audit services to us. The fee table below reports fees billed or to be billed to us for professional services provided to us during 2012 and 2011 by LBL. Our Audit Committee has approved, pursuant to its pre–approval policies described below, all of the services listed below.

	2012	2011
Audit Fees(1)	$91,000	$155,817
Audit–Related Fees	—	—
Tax Fees	$15,000	$7,500
All Other Fees	—	—

Total Fees	$106,000	$163,317

(1)	LBL received these fees for the audit of our annual financial statements, reviews of our financial statements included in our quarterly reports on Form 10-Q and other services related to the registration statement on Form S-4 in 2011 and certain current report on Form 8-K for the fiscal years ended December 31, 2012 and 2011.

Our Audit Committee has considered whether non–audit services provided by LBL during 2012 and 2011 were compatible with maintaining LBL’s independence.

Change in the Registrant’s Certifying Accountant

Dismissal of Independent Accountant

On September 30, 2011, LecTec Corporation (“LecTec”) completed its business combination with AC (the “Merger”). Immediately following the Merger, LecTec changed its name to AxoGen, Inc. As reported on our Amendment No. 1 on Form 8-K/A (“Form 8-K/A”) to Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 14, 2011, on August 10, 2011, the Audit Committee (the “LecTec Audit Committee”) of the Board of Directors of LecTec took action to engage LBL as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2011 and submitted such engagement to LecTec’s Board of Directors for ratification. On August 10, 2011, LecTec’s Board of Directors authorized, and directed to submit, the appointment of LBL to LecTec’s shareholders for ratification. On September 27, 2011, LecTec’s shareholders ratified such appointment by majority vote. Upon completion of the Merger, LBL continued as the independent registered public accounting firm of the Company, including its wholly owned subsidiary AC. In addition, as a result of the Merger, Cross, Fernandez & Riley, LLP (“CFR”) was dismissed as AC’s independent registered public accounting firm upon completion of the Merger on September 30, 2011.

The audit report of CFR on the financial statements of AC as of and for each of the two fiscal years ended December 31, 2010 and 2009 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except that it contained an explanatory paragraph regarding AC’s ability to continue as a going concern.

During AC’s fiscal years ended December 31, 2010 and 2009 and the subsequent interim period from January 1, 2011 to the date of the dismissal of CFR, there were no disagreements with CFR on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to CFR’s satisfaction, would have caused CFR to make reference to the subject matter of the disagreement in connection with its report.

The Company requested that CFR provide a letter addressed to the Securities and Exchange Commission stating whether it agrees with the foregoing statements. A copy of the letter from CFR, dated November 14, 2011, was filed as Exhibit 16.1 to the Form 8-K/A.

Engagement of New Independent Accountant

The Form 8-K/A also reported that, On September 27, 2011, LecTec shareholders ratified the continued engagement of LBL as the Company’s independent registered public accounting firm for the year ended December 31, 2011. LBL was LecTec’s independent registered public accounting firm prior to the Merger.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors, based upon the recommendation of our Audit Committee, has appointed Lurie Besikof Lapidus & Company, LLP as our independent registered public accounting firm to examine our financial statements for the current fiscal year ending December 31, 2013 and to perform other appropriate accounting services. LBL has no relationship with us other than that arising from their employment as our independent registered public accounting firm.

While we are not required to do so, we are submitting the appointment of LBL to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2013 for ratification in order to ascertain the views of our shareholders on this appointment. If the appointment is not ratified, our Audit Committee will reconsider its selection.

Representatives of LBL will be present at our 2013 Annual Meeting of Shareholders, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

Recommendation of our Board of Directors; Vote Required for Approval

Our Board of Directors recommends that you vote “FOR” the ratification of Lurie Besikof Lapidus & Company, LLP as our independent registered public accounting firm. The affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the Meeting is required to ratify the appointment of Lurie Besikof Lapidus & Company, LLP as our independent registered public accounting firm.

PROPOSAL 3 – NON-BINDING ADVISORY VOTE ON NAMED EXECUTIVE OFFICER

COMPENSATION

We are providing our shareholders with an opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement. This proposal, which is often referred to as a “say-on-pay” proposal, is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). Under a transition period provided by the SEC’s rules implementing the Dodd-Frank Act, smaller reporting companies were not required to include a “say-on-pay” proposal in their proxy statements until their first shareholders meeting occurring on or after January 21, 2013. As we meet the definition of a smaller reporting company under the SEC’s rules, this annual meeting will be the first time we present our shareholders with a “say-on-pay” proposal.

Our executive compensation program is designed to attract, motivate, and retain our executive officers, who are critical to our success. As described in the tables included in the sections above entitled “Executive Compensation - Summary Compensation” and “Executive Compensation – Outstanding Equity Awards at 2012 Fiscal Year–End,” as well as our accompanying narrative disclosure to such tables and in “Executive Compensation – Employment Agreements,” and “Executive Compensation – Pension Benefits,” our executive compensation program contains elements of cash and equity-based compensation, although for 2012, our compensation consisted solely of base salary and certain quarterly companywide cash bonuses, but we did not pay any bonuses or award any equity-based compensation. We believe our program is designed to align the interests of our named executive officers with those of our shareholders and to reward our named executive officers for the achievement of our near-term and longer-term financial and strategic goals.

Recommendation of our Board of Directors; Vote Required for Approval

Our Board of Directors is asking our shareholders to approve a non-binding advisory vote on the following resolution:

RESOLVED, that the compensation paid to our named executive officers, as disclosed in our proxy statement for the 2013 Annual Meeting pursuant to the rules of the Securities and Exchange Commission, including the compensation tables and any other related disclosure, is hereby APPROVED.

Though this proposal calls for a non-binding advisory vote, our Board of Directors and Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers. This proposal will be considered to be approved if it receives “FOR” votes from the holders of a majority of the shares either present in person or represented by proxy and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

PROPOSAL 4 – NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE NAMED EXECUTIVE OFFICER COMPENSATION ADVISORY VOTES

In Proposal 3 above, we are providing our shareholders with an opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers. In this proposal, we are asking our shareholders to cast a non-binding advisory vote regarding the frequency of future “say-on-pay” votes. Shareholders may vote for a frequency of every one, two, or three years, or may abstain from voting. This proposal, which is often referred to as a “say-on-frequency” proposal, also is required by the Dodd-Frank Act. Under a transition period provided by the SEC’s rules implementing the Dodd-Frank Act, smaller reporting companies were not required to include a “say-on-frequency” proposal in their proxy statements until their first shareholders meeting occurring on or after January 21, 2013. Accordingly, this annual meeting will be the first time we present our shareholders with a “say-on-frequency” proposal.

Because this proposal calls for a non-binding advisory vote, our Board of Directors and the Compensation Committee may determine to hold “say-on-pay” votes more or less frequently than the option selected by our shareholders (though no less frequently than once every three years). However, our Board of Directors and the Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when determining the frequency of future “say-on-pay” votes. In the future, we will provide a “say-on-frequency” vote at least once every six years as required by the Dodd-Frank Act.

Our Board of Directors believes that a say-on-pay vote every three years is most appropriate for a company such as AxoGen, as this will provide an effective way for us to periodically obtain shareholders’ opinions regarding executive compensation and allow adequate time for us to respond to shareholder feedback. We believe a three-year cycle will provide shareholders with time to evaluate the effects of our executive compensation strategies and their impact on our performance, financial, and business goals. By contrast, a more frequent vote might lead to a short-term perspective on executive compensation that is inconsistent with the longer-term approach taken by our Compensation Committee and with which we currently view our business.

Before making its recommendation, our Board of Directors considered the arguments in favor of more frequent votes, including increased opportunities for stockholder input and the belief that annual votes might promote greater accountability on executive compensation. After considering the alternatives, our Board of Directors believes that, on balance, a three-year cycle is most appropriate for us. The Compensation Committee intends to periodically reassess this triennial approach and, if appropriate, may provide for a more frequent say-on-pay vote.

Recommendation of our Board of Directors; Vote Required for Approval

Our Board of Directors recommends that stockholders select “EVERY 3 YEARS” on the proposal recommending the frequency of advisory votes on named executive officer compensation. For this proposal, the frequency receiving the highest number of votes from the holders of shares either present in person or represented by proxy and entitled to vote will be considered the frequency preferred by the stockholders. Abstentions and broker non-votes will have no effect. Because this vote is non-binding, our Board of Directors may determine the frequency of future advisory votes on executive compensation in its discretion.

PROPOSALS FOR OUR 2014 ANNUAL MEETING

Any proposal by a shareholder to be included in our proxy material and presented at our 2013 Annual Meeting of Shareholders must be received at our principal executive offices, 13859 Progress Blvd., Suite 100, Alachua, FL 32615, Attention: Corporate Secretary, no later than February 25, 2014, and must comply in all material respects with applicable rules and regulations of the Securities and Exchange Commission relating to such inclusion.

In addition, in connection with any matter to be proposed by a shareholder to be considered at our 2014 Annual Meeting of Shareholders, but not for inclusion in our proxy materials, Pursuant to Section 2.3 of our Amended and Restated Bylaws, a written notice of business that a shareholder wishes to present for consideration at our 2014 annual meeting of shareholders (other than matters included in our proxy materials pursuant to the preceding paragraph) must be at our principal executive offices, 13859 Progress Blvd., Suite 100, Alachua, FL 32615, Attention: Corporate Secretary no earlier than April 3, 2014, nor later than May 3, 2014. The notice must also meet other requirements specified in Section 2.3 of our Amended and Restated Bylaws.

ANNUAL REPORT ON FORM 10–K

Our Annual Report on Form 10–K, including financial statements for the year ended December 31, 2012, accompanies, or has been mailed to you immediately prior to, this Proxy Statement. Our 2012 Annual Report on Form 10–K is also available on our website at www.AxoGen.com. If requested in writing by a person solicited by this Proxy Statement, we will provide you without charge a copy of our Annual Report on Form 10–K as filed with the Securities and Exchange Commission for our most recently completed fiscal year. Such request should be sent to our General Counsel at AxoGen, Inc., 13859 Progress Blvd., Suite 100, Alachua, FL 32615.

“HOUSEHOLDING” OF PROXY MATERIALS

The Securities and Exchange Commission rules allow a single copy of the Proxy Statement and 2012 Annual Report on Form 10–K to be delivered to multiple shareholders sharing the same address in a manner provided by these rules unless contrary instructions have been received from such shareholders. This practice is referred to as “householding” and can result in significant savings of paper and mailing costs. Although we do not household for our registered shareholders, some brokers household AxoGen proxy statements and annual reports, delivering a single copy of each to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of our proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please notify your broker. We will deliver promptly upon written or oral request a separate copy of our Proxy Statement and/or our 2012 Annual Report on Form 10–K to a shareholder at a shared address to which a single copy of either document was delivered. For copies of either or both documents, shareholders should write to our Corporate Secretary at AxoGen, Inc, 13859 Progress Blvd., Suite 100, Alachua, FL 32615.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement may provide forward-looking statements concerning possible or anticipated future results of operations or business developments. Such statements include, without limitation, our expectation regarding our listing application with a national securities exchange and our intention to comply with the exchange’s applicable corporate governance once our listing application is approved. These statements are based on management’s current expectations or predictions of future conditions, events or results based on various assumptions and management’s estimates of trends and economic factors in the markets in which we are active, as well as our business plans. Words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “projects”, “forecasts”, “may”, “should”, variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements are subject to risks and uncertainties, which may cause results to differ materially from those set forth in the statements. Forward-looking statements in this Proxy Statement should be evaluated together with the many uncertainties that affect the Company’s business and its market, particularly those discussed in the risk factors and cautionary statements in the Company’s filings with the Securities and Exchange Commission, including as described in “Risk Factors” included in the Company’s Form 10-K for the year ended December 31, 2012. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those projected. The forward-looking statements are representative only as of the date they are made, and the Company assumes no responsibility to update any forward-looking statements, whether as a result of new information, future events or otherwise.

OTHER MATTERS

Our Board of Directors does not know of any other business to come before our 2013 Annual Meeting of Shareholders. If any other matters are properly brought before the meeting, however, the persons named in the accompanying proxy will vote in accordance with their best judgment.

Your cooperation in giving this matter your immediate attention and in returning your proxy promptly will be appreciated.

By Order of the Board of Directors,

Karen Zaderej
Chief Executive Officer and Director

June 25, 2013

AXOGEN INC 13859 PROGRESS BLVD. SUITE 100 ALACHUA, FL 32615

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For All	Withhold All	For All Except
The Board of Directors recommends you vote FOR the following:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1. Election of Directors Nominees
01 Gregory G. Freitag	02 Mark Gold	03 Jamie Grooms	04 John Harper	05 Joe Mandato
06 Robert J. Rudelius	07 Karen Zaderej	08 John M. McLaughlin

The Board of Directors recommends you vote FOR proposals 2 and 3.			For	Against	Abstain

2	To ratify the selection of Lurie Besikof Lapidus & Company, LLP as AxoGen Inc’s independent registered public accounting firm for the year ending December 31, 2013.		☐	☐	☐

3	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement.		☐	☐	☐
The Board of Directors recommends you vote 3 YEARS on the following proposal:		1 year	2 years	3 years	Abstain

4	To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000182305_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — —

AXOGEN INC

Annual Meeting of Shareholders

August 1, 2013 1:00 PM

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoints Greg Freitag and David Hansen, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of AxoGen, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 1:00 PM, EST on August 1, 2013, at the Hyatt Regency Orlando International Airport, 9300 Jeff Fuqua Blvd., Orlando, Florida, USA, 32827 in the Mirabel room, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side

0000182305_2 R1.0.0.51160